UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):     August 28, 2012

FIDELITY NATIONAL FINANCIAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32630	16-1725106
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

601 Riverside Avenue, Jacksonville, Florida 32204

(Address of principal executive offices, including zip code)

(904) 854-8100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 8.01.	Other Events.

On August 28, 2012, Fidelity National Financial, Inc. (the “Company”) completed its public offering of $400 million aggregate principal amount of its 5.50% Notes due September 1, 2022 (the “Notes”). The offer and sale of the Notes were registered under the Securities Act of 1933, as amended, pursuant to the Company’s effective registration statement on Form S-3 (File No. 333-174650) filed with the Securities and Exchange Commission (the “SEC”) on June 1, 2011, as amended by Amendment No. 1 to Form S-3 filed with the SEC on June 3, 2011 (the “Registration Statement”), and were offered to the public pursuant to the prospectus supplement, dated August 21, 2012, to the prospectus, dated June 3, 2011 (together, the “Prospectus”), which forms part of the Registration Statement.

The offer and sale of the Notes were made pursuant to the terms of an Underwriting Agreement, dated August 21, 2012 (the “Underwriting Agreement”), between the Company and Merrill Lynch, Pierce, Fenner & Smith Incorporated, Barclays Capital Inc., J.P. Morgan Securities LLC and Wells Fargo Securities, LLC, as representatives of the several underwriters listed in Schedule 1 thereto. The Underwriting Agreement includes the terms and conditions of the offer and sale of the Notes, indemnification and contribution obligations and other terms and conditions customary in agreements of this type.

The Notes were issued under an Indenture (the “Base Indenture”), dated as of December 8, 2005, between the Company (formerly known as Fidelity National Title Group, Inc.) and The Bank of New York Trust Company, N.A. (now known as The Bank of New York Mellon Trust Company, N.A.) as Trustee (the “Trustee”), as supplemented by a First Supplemental Indenture, dated as of January 6, 2006, between such parties (the “First Supplemental Indenture” and, together with the “Base Indenture,” the “First Amended Indenture”), and by a Second Supplemental Indenture, dated as of May 5, 2010, between such parties (the “Second Supplemental Indenture,” and, together with the First Amended Indenture, the “Indenture”). The Notes, and certain specific terms of the Notes, were established by an officers’ certificate under the Indenture (the “Officers’ Certificate”).

The Notes are unsecured obligations of the Company and rank equal in right of payment with the Company’s existing and future unsecured and unsubordinated indebtedness. Interest on the Notes accrues at a rate of 5.50% per annum and is payable on March 1 and September 1 of each year, commencing March 1, 2013. The Notes mature on September 1, 2022. The terms of the Notes are further described in the Prospectus.

The net proceeds from the offering of the Notes were approximately $395.0 million, after deducting underwriting discounts and commissions and offering expenses payable by the Company. The Company will use the net proceeds from the offering to fund the repayment on September 28, 2012 of the $236.5 million aggregate principal amount outstanding of the Company’s 5.25% unsecured notes which have a stated maturity of March 2013 and the remainder for general corporate purposes.

The foregoing description of the Officers’ Certificate and Notes is not complete and is qualified in its entirety by the full text of the Officers’ Certificate and form of Note, respectively, which are incorporated herein by reference and attached hereto as Exhibits 4.1 and 4.2, respectively. The foregoing description of the Underwriting Agreement, Base Indenture, First Supplemental Indenture and Second Supplemental Indenture is not complete and is qualified in its entirety by the full text of the Underwriting Agreement, Base Indenture, First Supplemental Indenture and Second Supplemental Indenture, respectively, which were filed with the SEC as Exhibit 1.1 to the Company’s Current Report on Form 8-K filed on August 22, 2012, Exhibit 4.1 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2005, Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on January 24, 2006, and Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on May 5, 2010, respectively, and are incorporated herein by reference.

On August 28, 2012, the Company also issued a press release announcing the closing of the issuance of the Notes. The Company is filing a copy of such press release as Exhibit 99.1 hereto, which is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits. The following exhibits are being filed herewith:

(4.1)	Officers’ Certificate pursuant to the Indenture dated August 28, 2012.

(4.2)	Form of 5.50% Note due 2022 (included as Exhibit B to Exhibit 4.1 above).

(5.1)	Opinion of Foley & Lardner LLP dated August 28, 2012.

(23.1)	Consent of Foley & Lardner LLP (Included in Exhibit 5.1).

(99.1)	Fidelity National Financial, Inc. Press Release dated August 28, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIDELITY NATIONAL FINANCIAL, INC.

Date: August 28, 2012	By:	/s/ Anthony J. Park
Anthony J. Park
Chief Financial Officer

FIDELITY NATIONAL FINANCIAL, INC.

Exhibit Index to Current Report on Form 8-K

Dated August 28, 2012

Exhibit

Number

(4.1)	Officers’ Certificate pursuant to the Indenture dated August 28, 2012.

(4.2)	Form of 5.50% Note due 2022 (included as Exhibit B to Exhibit 4.1 above).

(5.1)	Opinion of Foley & Lardner LLP dated August 28, 2012.

(23.1)	Consent of Foley & Lardner LLP (Included in Exhibit 5.1).

(99.1)	Fidelity National Financial, Inc. Press Release dated August 28, 2012.